[LOGO] DYNASIL


Contacts:
Patty Kehe
Dynasil Corporation of America
Phone: 617.668.6855
Email: pkehe@dynasilcorp.com

David Calusdian
Executive Vice President and Partner
Sharon Merrill
617.542.5300
DYSL@InvestorRelations.com

     Dynasil Corporation Promotes President Steven Ruggieri
                             to CEO

          Industry Veteran Also Joins Company's Board

Watertown, Mass., November 29, 2011   Dynasil Corporation of America
(NASDAQ: DYSL), a leader in the development and manufacture of detection, sensing and analysis technology, today announced that the board of directors has promoted President Steven K. Ruggieri to chief executive officer of the Company and appointed him as a director, effective immediately.

 Ruggieri, 60, becomes the eighth member of the board. He was named president of Dynasil in April 2011, succeeding President and CEO
Craig T. Dunham. Ruggieri has more than 32 years of leadership experience in the research, defense, security and technology markets working at Foster Miller and its successor company, Qinetiq Group
North America.  He led business operations for Qinetiq North
America's Technology Solutions Group for parent Qinetiq Group PLC, a
$2.5 billion public UK company. The Technology Solutions Group was formed through the 2004 acquisition of Foster-Miller, an R&D and product innovation company. Following the acquisition, under his leadership, revenue grew from $120 million to $400 million in five years.

"During his first six months as President, Steve has demonstrated the skills necessary to lead Dynasil as CEO and to fill a key role on the board," said Peter Sulick, chairman of the board of directors. "The board is encouraged by the steps he has taken to commercialize our technology pipeline, revamp our existing products and further
diversify our contract research business.   We look forward to
working with Steve to grow Dynasil and improve shareholder value."

"I am excited to lead Dynasil at a transformational point in the Company's history," Ruggieri said. "We are advancing our homeland security, biomedical, and industrial technologies toward commercialization. The strategic initiatives that we have implemented over the past several months are already beginning to yield positive results. I look forward to continuing to work closely with the board and the entire Dynasil team."
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About Dynasil
Dynasil Corporation of America (NASDAQ: DYSL) develops and manufactures detection, sensing and analysis technology, precision instruments and optical components for the homeland security, medical and industrial markets. Combining world-class technology with expertise in research and materials science, Dynasil is commercializing products including dual-mode radiation detection solutions for Homeland Security and commercial applications, probes for medical imaging and sensors for non-destructive testing. Through its Dynasil Biomedical unit, the Company is developing early stage opportunities for the biomedical technology area. Dynasil has an impressive and growing portfolio of issued and pending U.S. patents. The Company is based in Watertown, Massachusetts, with additional operations in Mass., Minn., NY, NJ and the United Kingdom. More information about the Company is available at www.dynasilcorp.com.

Safe Harbor
This news release may contain forward-looking statements pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act. These statements, including those related to expectations, beliefs, plans, designs, objectives, prospects, financial condition, assumptions or future events or performance, involve a number of risks and uncertainties. Future results of operations, projections, and expectations, which may relate to this release, involve certain risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to, the factors detailed in the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, as well as in the Company's other Securities and Exchange Commission filings.


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